Exhibit 99.1

Powerwave Technologies Reports Third Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--October 29, 2009--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its third quarter ended September 27, 2009.

Net sales in the third quarter of fiscal 2009 were $139.0 million, compared with $238.0 million in the third quarter of fiscal 2008. Powerwave also reported third quarter GAAP net income of $0.3 million, which includes non-cash intangible asset amortization charges of $0.8 million and $0.7 million of restructuring and impairment charges. For the third quarter of 2009, the net income equates to basic and diluted earnings per share of 0 cents. This compares with a net loss of $1.8 million, or a loss per share of 1 cent in the prior year period. For the third quarter of fiscal 2009, excluding the intangible asset amortization and restructuring and impairment charges, on a pro forma basis, Powerwave would have reported net income of $2.1 million, or diluted earnings per share of 2 cents.

For the first nine months of fiscal 2009, total revenue was $424.9 million compared with $709.9 million for the first nine months of fiscal 2008. Powerwave reported total net income for the first nine months of 2009 of $4.5 million, or basic and diluted earnings per share of 3 cents, compared with a net loss of $26.3 million, or a basic loss per share of 20 cents for the first nine months of fiscal 2008. The results for the first nine months of 2009 include a total of $6.3 million of restructuring and impairment charges and intangible asset amortization, and the results for the first nine months of 2008 included $42.0 million of such expenses.

“We continued to see the effects of the global economic recession during the third quarter,” stated Ronald Buschur, president and chief executive officer of Powerwave Technologies. “While our customers’ demand has been impacted by the global macro economic issues, we have remained focused on maintaining our cost reduction efforts, which showed continued progress during the quarter with strong gross margins and reduced operating expenses. As we look ahead to next year, we continue to believe that Powerwave is in a strong position to capture the long-term growth opportunities that we believe remain in the global wireless infrastructure marketplace,” he said.

Summary of Significant Items Impacting the Third Quarter

During the third quarter of 2009, we incurred total restructuring and impairment charges of $0.7 million, which primarily included severance charges related to personnel reductions as well as site closure expenses related to the closure of certain facilities. The Company also incurred approximately $0.8 million of intangible asset amortization from previous acquisitions.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended September 27, 2009 and September 28, 2008. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	Sept. 27, 2009	Sept. 28, 2008

Intangible asset amortization	($0.01)	($0.05)
Restructuring and impairment charges	($0.01)	($0.05)
Non-cash stock compensation charge	($0.01)	($0.01)

Total per share impact	$0.03	($0.11)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the third quarter of 2009 on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Gross Margin	Sept. 27, 2009	Sept. 28, 2008

GAAP reported gross margin %	26.0%	21.4%
Add: Pro Forma adjustments
Intangible asset amortization	0.5%	1.7%
Restructuring and impairment charges	0.2%	1.4%

Pro Forma gross margin %	26.7%	24.5%

Third Quarter 2009 Revenue Summary

In the third quarter of 2009, total Americas revenue was $48.4 million or approximately 35 percent of revenue, compared with $70.5 million or approximately 30 percent of revenue in the third quarter of 2008. Total sales to customers based in Asia accounted for approximately 38 percent of revenue or $53.5 million in the third quarter of 2009, compared with approximately 42 percent of revenue or $100.0 million in the third quarter of 2008. Total Europe, Africa and Middle East revenue in the third quarter of 2009 was $37.1 million or approximately 27 percent of revenue, compared with $67.5 million or approximately 28 percent of revenue in the third quarter of 2008.

Revenue for the third quarter of 2009 consisted of antenna systems group revenues of $37.4 million or 27 percent of total revenue, base station systems group revenues of $79.7 million or 57 percent of revenue, and coverage systems group revenues of $21.9 million or 16 percent of revenues.

In the third quarter of 2009, Powerwave’s largest customers included Nokia Siemens Networks, which accounted for approximately 31 percent of revenue, and Samsung, which accounted for approximately 11 percent of revenue in the quarter. In terms of customer profile, total OEM sales accounted for approximately 58 percent of total revenue, and total direct and operator sales accounted for approximately 42 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 58 percent of total revenue, 3G standards accounted for approximately 32 percent of total revenue and 4G standards accounted for approximately 10 percent of total revenue during the third quarter of 2009.

Equity Compensation Expense

The results reported herein include approximately $1.2 million of pre-tax stock compensation expense in the third quarter of 2009, and $3.4 million for the first nine months of fiscal 2009, almost all of which is included in operating expenses. This had the effect of reducing the earnings per share in the third quarter of 2009 by 1 cent and reducing the earnings per share in the first nine months of 2009 by 3 cents. A similar impact in the third quarter of 2008 increased the loss per share by 1 cent and increased the loss per share in the first nine months of 2008 by 3 cents.

Balance Sheet

At September 27, 2009, Powerwave had total cash and cash equivalents of $47.5 million, which includes restricted cash of $2.6 million. Total net inventories were $69.8 million, and net accounts receivable were $142.3 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities, as well as severance costs, including those related to facility closures. In addition, the gain on the repurchase of a portion of the Company’s outstanding long-term debt has been excluded. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges and the repurchase of long-term debt will not impact future operating results, and the amortization of intangible assets and facility impairment charges are all non-cash expenses.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the three and nine months ended September 27, 2009.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its third quarter fiscal 2009 financial results conference call on Thursday, October 29, 2009 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q3 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (857) 350-1677 and enter reservation number 64342243. A replay of the webcast will be available beginning approximately 3 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 pm Pacific time on October 29, 2009 through November 5, 2009 by calling (617) 801-6888 and entering reservation number 69205283.

Forward-Looking Statements

The foregoing statements regarding long-term growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities are “forward-looking statements.” These forward-looking statements are based on information available to Powerwave as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for existing 2G and 2.5G networks and for new 3G and 4G networks; macroeconomic factors that may negatively influence demand for wireless communications infrastructure and thereby reduce demand for our products; any perceived weakness in our financial position may cause us to lose market share to our competitors; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to discontinue or reduce deployment of infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K for the fiscal year ended December 28, 2008, and Form 10-Q for the quarterly period ended June 28, 2009, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2009	2008	2009	2008
Net sales	$139,048	$237,960	$424,904	$709,903
Cost of sales:
Cost of goods	101,938	179,633	316,487	537,486
Intangible asset amortization	624	4,094	1,870	16,459
Restructuring and impairment charges	328	3,368	1,738	13,903
Total cost of sales	102,890	187,095	320,095	567,848

Gross profit	36,158	50,865	104,809	142,055

Operating expenses:
Sales and marketing	8,069	10,301	26,665	36,064
Research and development	14,534	18,447	44,273	58,907
General and administrative	11,150	17,992	36,001	49,062
Intangible asset amortization	206	2,589	740	7,846
Restructuring and impairment charges	335	2,755	1,985	3,834
Total operating expenses	34,294	52,084	109,664	155,713

Operating income (loss)	1,864	(1,219)	(4,855)	(13,658)

Other income (expense), net	(769)	(42)	10,950	(10,099)

Income (loss) before income taxes	1,095	(1,261)	6,095	(23,757)
Income tax provision	803	540	1,555	2,515
Net income (loss)	$292	$(1,801)	$4,540	$(26,272)

Net earnings (loss) per share:
- basic:	$0.00	$(0.01)	$0.03	$(0.20)
- diluted: [1]	$0.00	$(0.01)	$0.03	$(0.20)

Weighted average common shares used in computing per share amounts:
- basic:	131,950	131,142	131,698	131,023
- diluted:	135,058	131,142	133,665	131,023

1 The diluted earnings and loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. PERCENTAGE OF NET SALES

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2009	2008	2009	2008
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	73.3	75.5	74.5	75.7
Intangible asset amortization	0.5	1.7	0.4	2.3
Restructuring and impairment charges	0.2	1.4	0.4	2.0
Total cost of sales	74.0	78.6	75.3	80.0

Gross profit	26.0	21.4	24.7	20.0

Operating expenses:
Sales and marketing	5.8	4.3	6.3	5.1
Research and development	10.5	7.7	10.4	8.3
General and administrative	8.0	7.6	8.5	6.9
Intangible asset amortization	0.2	1.1	0.2	1.1
Restructuring and impairment charges	0.2	1.2	0.4	0.5
Total operating expenses	24.7	21.9	25.8	21.9

Operating income (loss)	1.3	(0.5)	(1.1)	(1.9)

Other income (expense), net	(0.5)	(0.0)	2.5	(1.4)

Income (loss) before income taxes	0.8	(0.5)	1.4	(3.3)
Income tax provision	0.6	0.3	0.3	0.4
Net income (loss)	0.2%	(0.8%)	1.1%	(3.7%)

POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION OF PRO FORMA RESULTS (In thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
				Pro Forma				Pro Forma
	Sept. 27,			Sept. 27,	Sept. 27,			Sept. 27,
	2009	Adjustments		2009	2009	Adjustments		2009
Net sales	$139,048	-		$139,048	$424,904	-		$424,904
Cost of sales:
Cost of goods	101,938	-		101,938	316,487	-		316,487
Intangible asset amortization	624	(624	) [1]	-	1,870	(1,870	) [1]	-
Restructuring and impairment charges	328	(328	) [2]	-	1,738	(1,738	) [2]	-
Total cost of sales	102,890	(952)		101,938	320,095	(3,608)		316,487
Gross profit	36,158	952		37,110	104,809	3,608		108,417
Operating expenses:
Sales and marketing	8,069	-		8,069	26,665	-		26,665
Research and development	14,534	-		14,534	44,273	-		44,273
General and administrative	11,150	-		11,150	36,001	-		36,001
Intangible asset amortization	206	(206	) [1]	-	740	(740	) [1]	-
Restructuring and impairment charges	335	(335	) [2]	-	1,985	(1,985	) [2]	-
Total operating expenses	34,294	(541)		33,753	109,664	(2,725)		106,939
Operating income (loss)	1,864	1,493		3,357	(4,855)	6,333		1,478

Other income (expense), net	(769)			(769)	10,950	(12,693	) [3]	(1,743)
Income (loss) before income taxes	1,095	1,493		2,588	6,095	(6,360)		(265)
Income tax provision (benefit)	803	(285	) [4]	518	1,555	(1,608	) [4]	(53)
Net income (loss)	$292	1,778		$2,070	$4,540	(4,752)		$(212)

Net earnings (loss) per share:
- basic:	$0.00			$0.02	$0.03			$(0.00)
- diluted:[5]	$0.00			$0.02	$0.03			$(0.00)

Weighted average common shares used in computing per share amounts:
- basic:	131,950			131,950	131,698			131,698
- diluted:	135,058			135,058	133,665			133,665

1 These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.
2 These costs include restructuring and impairment charges related to existing restructuring plans included in cost of goods sold and operating expenses, respectively.
3 This represents the gain on repurchases of a portion of outstanding long-term debt during the fiscal period.
4 This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 20% for the 2009 periods.
5 Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 27,	December 28,
	2009	2008
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$44,901	$46,906
Restricted cash	2,616	3,433
Accounts receivable, net	142,327	213,871
Inventories, net	69,843	81,098
Property, plant and equipment, net	88,942	98,616
Other assets	46,103	43,972
Total assets	$394,732	$487,896

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$80,076	$139,267
Short-term debt	-	-
Long-term debt	280,887	306,321
Accrued expenses and other liabilities	43,408	57,387
Total shareholders' equity	(9,639)	(15,079)
Total liabilities and shareholders’ equity	$394,732	$487,896

1 September 27, 2009 balances are preliminary and subject to adjustment.
2 December 28, 2008 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608